Exhibit 99.1

Contacts:

Investor Relations:	Media:
Jim Blackman	Dukas PR
PR Financial Marketing	Todd Barrish
(713)256-0369	(212) 704-7385
jim@prfmonline.com	todd@dukaspr.com

Telanetix Reports First Quarter 2008 Results

- Grows total revenues to $7.7 million, up from $7.4 million in the fourth quarter 2007-
- Reports gross margin of 44.8%
- Provides second quarter 2008 revenue guidance of approximately $8.0 million -

SAN DIEGO, May 15, 2008 -- Telanetix, Inc. (OTC: TNXI) a leading IP solutions provider offering telepresence and VoIP services to the SMB and SME markets, reported financial results for its first quarter ended March 31, 2008.

Financial Highlights for the First Quarter of 2008 Compared to Fourth Quarter of 2007

•	Revenue was $7.7 million, up from $7.4 million.
o	Video revenue was $1.4 million, increased from $1.2 million.
o	Voice and network revenue was $6.3 million, up from $6.2 million.
•	Gross profit was $3.4 million, or 44.8% of revenue, compared to $3.6 million, or 47.8% of revenue.
•

Net loss was $9.2 million including Series A preferred stock dividends and accretion of $2.6 million, expense related to fair market valuation of $2.2 million and interest expense of $1.3 million. This compares to $1.4 million including Series A preferred stock dividends and accretion of $186,000, a credit related to fair market valuation of $2.4 million and interest expense of $1.3 million.

•	Net loss per share was $0.39, compared to $0.06.
•	At March 31, 2008, the cash and cash equivalents balance was $3.8 million, equal to the December 31, 2007 balance.

“We are very excited about 2008,” said Doug Johnson, Telanetix CEO. “Our first quarter results are solid with sequential growth in video and voice and network businesses. Telanetix is in an incredible position out in front of a communications market. I believe we are going to change how business gets done. Both video and voice - a natural pairing - are truly high-potential markets. Our offer is compelling to the SME and SMB customer, and the market opportunity is vast. Through increased effective indirect sales channels and integrated operations, we expect to increase revenue and gross margin while we simultaneously reduce our operating costs. During the second quarter, we expect to continue revenue growth and reach approximately $8.0 million.”

Recent Corporate Highlights

•	Integrated video and voice and network divisions into the Bellevue, WA headquarters.
•	Promoted Doug Johnson to Chief Executive Officer, while Tom Szabo remains as Chairman.
•	Hired Paul Quinn as Chief Financial Officer.
•	Entered into an agreement with CallSource® to provide $2.5 million of business phone service connectivity over a two-year term..
•	Renewed Who’s Calling contract of $4.0 million over two years.
•	Secured Digital Presence™ account wins in financial services with national money management firm and medical industries with a New York Metropolitan Area hospital.
•	Opened a new telepresence demonstration center in Alexandria, VA to gain additional traction in the Mid-Atlantic region.
•

Launched Digital Phone Service, a complete VoIP solution aimed at simplifying the process for SMBs switching to VoIP-based phone system, specifically businesses with 2 to 5 employees, which account for 70% of the more than 6 million SMBs in the United States.

•

Expanded distribution in Europe with Imago Group, PLC and in the U.S. with six major manufacturer representative firms: Anew Communications Technology, DMJ Technologies, Peter E. Schmitt Company, Omnivue, Mizzen Marketing and Nu-Way Technologies.

Conference Call Information

Management will conduct a conference call at 8:00 am PT/4:30 pm ET on May 16, 2008 to discuss the company’s first quarter 2008 and second quarter 2008 outlook. To access the call in the United States, dial 888-713-4217; to dial-in internationally, dial 617-213-4869 and enter passcode 65733347. The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through May 20, 2008 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. All parties will need the following replay pass code 24853243.

About Telanetix, Inc.
Telanetix is a leading IP solutions provider offering telepresence and advanced communication services to the SMB and SME markets. By leveraging on ubiquitous network infrastructures, Telanetix’s solutions meet the real-world communications demands of its customers. The company’s core technologies include a Telepresence offering, called Digital Presence™, designed to create fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment; and IP enabled enhanced services that give companies flexible calling solutions at a fraction of the price of traditional telecom providers. Additional information can be found at the Telanetix corporate website, www.telanetix.com.

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

TELANETIX, INC.
Condensed Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets
Cash	$3,796,820	$3,779,821
Accounts receivable, net	2,234,280	2,406,885
Inventory	254,472	230,590
Prepaid expenses and other current assets	586,878	455,577
Total current assets	6,872,450	6,872,873
Property and equipment, net	5,742,032	5,844,421
Goodwill	6,934,304	6,934,304
Purchased intangibles, net	20,368,333	20,953,333
Other assets	916,733	738,024
Total assets	$40,833,852	$41,342,955
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,908,250	$1,897,165
Accrued liabilities	2,688,978	2,618,305
Line of credit	—	503,590
Deferred revenue	838,700	1,018,515
Deferred compensation, current portion	445,389	445,389
Current portion of capital lease obligations	1,008,824	1,200,989
Convertible debentures, current portion	3,922,719	3,670,734
Warrant and beneficial conversion feature liabilities	13,739,530	9,103,923
Total current liabilities	25,552,390	20,458,610
Non-current liabilities
Capital lease obligations, net of current portion	1,327,880	1,433,694
Deferred revenue	123,607	69,700
Convertible debentures, less current portion	804,865	1,003,178
Total non-current liabilities	2,256,352	2,506,572
Total liabilities	27,808,742	22,965,182
Stockholders' equity
Preferred stock, $.0001; Authorized:10,000,000; Issued and outstanding: 13,000 at March 31, 2008 and December 31, 2007	1	1
Common stock, $.0001 par value; Authorized: 200,000,000 shares; Issued and outstanding: 23,609,507 at March 31, 2008 and 23,079,576 at December 31, 2007	2,361	2,308
Additional paid in capital	40,269,358	39,011,923
Warrants	10,000	10,000
Accumulated deficit	(27,256,610)	(20,646,459)
Total stockholders' equity	13,025,110	18,377,773
Total liabilities and stockholders' equity	$40,833,852	$41,342,955

TELANETIX, INC.
Condensed Consolidated Statements of Operations

	Three months ended March 31,
	2008	2007
		(Restated)
Revenues
Product revenues	$1,252,255	$419,518
Service revenues	6,404,506	42,750
Total revenues	7,656,761	462,268
Cost of revenues
Cost of product revenues	1,138,961	102,051
Cost of service revenues	3,083,025	39,654
Total cost of revenues	4,221,986	141,705
Gross profit	3,434,775	320,563
Operating expenses
Selling, general and administrative	4,537,155	1,248,007
Research, development and engineering	1,262,805	196,708
Depreciation	193,419	12,974
Amortization of purchased intangibles	585,000	—
Total operating expenses	6,578,379	1,457,689
Operating loss	(3,143,604)	(1,137,126)
Other income (expense)
Interest income	7,540	7,540
Interest expense	(1,265,595)	(503,981)
Change in fair market value of warrant and beneficial conversion feature liabilities	(2,208,492)	(3,922,196)
Total other income (expense)	(3,466,547)	(4,418,637)
Net loss	(6,610,151)	(5,555,763)
Series A preferred stock dividends and accretion	(2,554,242)	—
Net loss applicable to common stockholders	$(9,164,393)	$(5,555,763)

Net loss per share - basic and diluted	$(0.39)	$(0.36)

Weighted average shares outstanding - basic and diluted	23,237,715	15,575,640

TELANETIX, INC.

Supplemental Table of Revenue Breakdown

	Three months ended March 31,
	2008	2007
		(Restated)
Revenues
Voice and network solutions revenues	$6,292,826	$-
Video solutions revenues	1,363,935	462,268
Total revenues	7,656,761	462,268